                              AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATION
                    OF THE RELATIVE RIGHTS AND PREFERENCES OF
             SERIES A PREFERRED, SERIES B PREFERRED AND COMMON STOCK
                               OF CYTOMEDIX, INC.

     Pursuant to the authority granted to the Board of Directors of Cytomedix, Inc., a Delaware corporation (the "Company") in its Restated Certificate of Incorporation, the Company hereby certifies the relative rights and preferences of designated Series A Convertible Preferred, Series B Convertible Preferred and Common Stock of Cytomedix, Inc. as voted and approved by the shareholders in connection with their approval of the Plan of Reorganization.

A.     Series  A  Convertible  Preferred  Stock.
       -----------------------------------------

     1.     Designation  and  Rank:  The  designation  of  such  series  of  the
            ----------------------
Preferred Stock shall be the Series A Convertible Preferred Stock, par value $.0001 per share (the "Series A Convertible Preferred Stock"). The maximum number of shares of Series A Preferred Stock shall be five million (5,000,000) shares. The Series A Preferred Stock shall have a stated liquidation preference (the "Liquidation Preference Amount") of $1.00 per share. The Series A Convertible Preferred Stock shall have preference over and rank (i) senior to the Series B Preferred Stock, par value $.0001 per share, (ii) senior to the common stock, par value $.0001 per share, and (iii) senior to all other classes and series of equity securities of the Company which by its terms do not rank senior to the Series A Convertible Preferred Stock ("Junior Stock"). The Series A Convertible Preferred Stock shall contain a negative covenant prohibiting the Company from granting any security interest in the Company's patents and/or future royalty streams ("Intellectual Property").

     2.     Dividends:
            ---------

          (a)     Payment  of  Dividends:  The  holders  of  record of shares of
                  ----------------------
Series A Convertible Preferred Stock shall be entitled to receive dividends at the rate of eight percent (8%) (the "Dividend Rate") of the stated Liquidation Preference Amount per share per annum, payable quarterly in arrears. Such dividends on the Series A Preferred Stock shall be cumulative and shall accrue and be payable to holders of record as they appear on the stock books on such record dates as are fixed by the Board of Directors. Such dividends on the Series A Convertible Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined in Section 2(d) below) on any outstanding shares of Common Stock or any other equity securities of the Company ranking junior to the Series A Preferred Stock as to the payment of dividends. Such dividends shall accrue on each share of Series A Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared.

          (b) On the date that the shareholder has held shares of Series A Preferred Convertible Stock for one year, the shareholder is entitled to be paid his/her/its dividend at the Dividend Rate in additional shares of Series A Preferred Convertible Stock. The number of shares to be paid to the holder is to be based on the fair market value of a share of Series A Preferred Convertible Stock as determined in a way reasonably satisfactory to the holders of the Series A Preferred Stock. Each year thereafter on the date dividends are to be paid, the shareholder is entitled to be paid his/her/its dividend in shares of Series A Preferred Convertible Stock in the manner as stated for year one or, in the sole discretion of the Board of Directors, in cash.

          (c) So long as any shares of Series A Convertible Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on, any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series A Convertible Preferred Stock.

          (d) In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4, all accrued and unpaid dividends on the Series A Convertible Preferred Stock shall be payable on the day immediately preceding the date of payment of the preferential amount to the holders of Series A Preferred Stock. In the event of a mandatory redemption pursuant to
Section 6, all accrued and unpaid dividends on the Series A Preferred Stock shall be payable on the day immediately preceding the date of such redemption.

          (e) For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of equity securities of the Company, or the purchases or redemption of shares of the Company (other than redemptions set forth in Section 6 below or repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property.

          (f) If the Company shall fail to pay dividends as required in subparagraph (a) for six (6) consecutive quarters, a majority of the holders of Series A Convertible Preferred Stock shall have the power to elect one director to the Company's Board of Directors, either by filling an existing vacancy on the Board or by removing a Director of their choice.

     3.     Voting Rights.   So long as the Series A Convertible Preferred Stock
            -------------
is outstanding, each share of Series A Convertible Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock of the Company voting together as a single class with the other shares entitled to vote, at all meetings of the stockholders of the Company. With respect to any such vote, each share of Series A Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of one (1) share of Common Stock of the Company.

     4.     Liquidation  Preference.
            -----------------------

          (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment of provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series A Convertible Preferred Stock then outstanding shall be entitled to receive an amount equal to the Liquidation Preference Amount of the Series A Preferred Stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the Series B Convertible Preferred Stock, Common Stock or any other Junior Stock. With regard to the Intellectual Property, the holders of shares of Series A Convertible Preferred Stock shall rank senior to any and all indebtedness and/or other equity interests and any all persons in order to pay each holder of shares of Series A Convertible Preferred Stock his/her/its Liquidation Preference Amount. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series A Convertible Preferred Stock, each holder shall be paid an amount equal to a ratably proportionate amount of the total amount available. The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred Stock, in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by the Company's independent, outside accountant) or a combination thereof, provided, however,
                                                              --------  -------
that no cash shall be paid to holders of Series B Convertible Preferred or Common Stock unless each holder of the outstanding shares of Series A Convertible Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series A Convertible Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

          (b) A consolidation of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Series A Convertible Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

          (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 45 days prior to the payment date stated therein, to the holders of record of the Series A Convertible Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

     5.     Limited Conversion Rights.  All Series A Convertible Preferred Stock
            -------------------------
not converted into shares of Common Stock prior to the Confirmation of the Plan cannot be converted into Common Stock until the first year anniversary of the date the Series A Convertible Preferred Stock was issued. On this first anniversary date and every six months thereafter, the holder of the Series A
Convertible Preferred Stock may convert up to twenty-five percent (25%) of his/her/its remaining holdings of Series A Convertible Preferred Stock into Common Stock. Preferred shares are converted based on the liquidation preference amount and the conversion price of the Common Stock shall be equal to 90% of the twenty-day average closing ask price of the Common Stock, but in no case shall this price be less than $3.00 per share.

     6.     Redemption.
            ----------

          (a) Except as provided in this Section 6, the Series A Convertible Preferred Stock is not subject to redemption.

          (b) The Company shall redeem for cash at a price per share equal to (i) 105% of the Series A Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed within one year of the date of issuance; (ii) 104% of the Series A Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed later than one year from the date of issuance (the "Corresponding Redemption Price").

          (c) The Company may redeem all of the then outstanding shares of Series A Convertible Preferred Stock at the Corresponding Redemption Price at any time as long as proper notice as required by this paragraph is sent. Not less than 10 days nor more than 60 days prior to a redemption date set by the Company, written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A Preferred Stock to be redeemed at his post office address last shown on the records of the Company. The Redemption Notice shall state:

               (i) The total number of shares of Series A Convertible Preferred Stock being redeemed;

               (ii) The total number of shares of Series A Convertible Preferred Stock held by the holder that the Corporation shall redeem;

               (iii) The redemption date and the Redemption Price for the Series A Convertible Preferred Stock; and

               (iv) That the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Series A Convertible Preferred Stock to be redeemed.

If the Redemption Notice shall have been duly given, and if on the redemption date the Corresponding Redemption Price is paid, then notwithstanding that the certificates evidencing any of the shares of Series A Convertible Preferred Stock so called for redemption shall not have been surrendered, the Corresponding Redemption Price with respect to such shares shall cease to increase after the redemption date and all rights with respect to such shares shall forthwith after the redemption date terminate, except only the right of the holders to receive the Corresponding Redemption Price upon surrender of their certificate or certificates therefor.

          (d) If on a redemption date the Board determines that funds of the Corporation legally available for redemption of the Series A Convertible Preferred Stock shall be insufficient to discharge such redemption requirements in full, such funds as are so available for such purpose shall be set aside and used for the redemption. Such redemption requirements shall be cumulative, so that if such requirements shall not be fully discharged as they accrue because of the insufficiency of funds legally available, all legally available funds shall be applied thereto until such requirements are fully discharged. There shall be a redemption within 10 days after such funds become available.

          (e) In the event of the redemption of only a part of the outstanding shares of Series A Convertible Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares of Series A Convertible Preferred Stock held by each holder of the shares as of 10 days before the redemption date.

     7.     Vote  to  Change  the  Terms  of  or  Issue  Preferred  Stock.  The
            -------------------------------------------------------------
affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than three-fourths ( ) of the then outstanding shares of Series A Convertible Preferred Stock, shall be required for any change to this Amended Certificate of Designation or the Company's Amended Certificate of Incorporation which would amend, alter, change or repeal may of the powers, designations, preferences and rights of the Series A Convertible Preferred Stock.

     8.     Lost or Stolen Certificates. Upon receipt by the Company of evidence
            ---------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series A Convertible Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Series A Convertible
Preferred  Stock  Certificate(s),  the  Company  shall  execute  and deliver new preferred  stock  certificate(s) of the like lienor and date; provided, however,
                                                              --------  -------
the Company shall not be obligated to re-issue Series A Convertible Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series A Convertible Preferred Stock into Common Stock.

     9.     Remedies,  Characterizations,  Other  Obligations,  Breaches  and
            -----------------------------------------------------------------
Injunctive  Relief.  The  remedies  provided  in this Certificate of Designation
-------------------
shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and this computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series A Convertible Preferred Stock and that the remedy at law for any such breach may be inadequate. The

Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     10.     Specific  Shall  Not  Limit  General;  Construction.  No  specific
             ---------------------------------------------------
provision contained in this Amended Certificate of Designation shall limit or modify any more general provision contained herein. This Amended Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series A Convertible Preferred Stock and shall not be construed against any person as the drafter hereof.

     11.     Failure  or Indulgence Not Waiver.  No failure or delay on the part
             ---------------------------------
of a holder of Series A Preferred Stock in the exercise or any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

B.  Series  B  Convertible  Preferred  Stock:
    ----------------------------------------

     1.     Designation  and  Rank:  The  designation  of  such  series  of  the
            ----------------------
Preferred Stock shall be the Series B Convertible Preferred Stock, par value $.0001 per share (the "Series B Convertible Preferred Stock"). The maximum number of shares of Series B Preferred Stock shall be five million (5,000,000) shares. The Series B Convertible Preferred Stock shall have a stated liquidation preference (the "Liquidation Preference Amount") of $1.00 per share. The Series B Convertible Preferred Stock shall be subordinate to the Series A Convertible Preferred Stock, but shall have preference over and rank senior to
(i) the Common Stock, par value $.0001 per share, and (ii) all other classes and series of equity securities of the Company which by its terms do not rank senior to the Series B Convertible Preferred Stock ("Junior Stock"). The Series B Convertible Preferred Stock shall contain a negative covenant prohibiting the Company from granting a security interest in the Company's Intellectual Property.

     2.     Dividends:
            ---------

          (a)     Payment  of  Dividends:  The  holders  of  record of shares of
                  ----------------------
Series B Convertible Preferred Stock shall be entitled to receive dividends at the rate of eight percent (8%) (the "Dividend Rate") of the stated Liquidation Preference Amount per share per annum, payable quarterly in arrears. Such dividends on the Series B Convertible Preferred Stock shall be cumulative and shall accrue and be payable to holders of record as they appear on the stock books on such record dates as are fixed by the Board of Directors. Such dividends on the Series B Convertible Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined in Section 2(d) below) on any outstanding shares of Common Stock or any other equity securities of the Company ranking junior to the Series B Preferred Stock as to the payment of dividends. Such dividends shall accrue on each share of Series B Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared.

          (b) On the date that the shareholder has held shares of Series B Preferred Convertible Stock for one year, the shareholder is entitled to be paid his/her/its dividend at the Dividend Rate in additional shares of Series B Preferred Convertible Stock. The number of shares to be paid to the holder is to be based on the fair market value of a share of Series B Preferred Convertible Stock as determined in a way reasonably satisfactory to the holder of the Series B Preferred Stock. Each year thereafter on the date dividends are to be paid, the shareholder is entitled to be paid his/her/its dividend in shares of Series B Preferred Convertible Stock in the manner as stated for year one or, in the sole discretion of the Board of Directors, in cash.

          (c) So long as any shares of Series B Convertible Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on, any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series B Convertible Preferred Stock.

          (d) In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4, all accrued and unpaid dividends on the Series B Convertible Preferred Stock shall be payable on the day immediately preceding the date of payment of the preferential amount to the holders of Series B Preferred Stock. In the event of a redemption pursuant to Section 6, all accrued and unpaid dividends on the Series B Preferred Stock shall be payable on the day immediately preceding the date of such redemption.

          (e) For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of equity securities of the Company, or the purchases or redemption of shares of the Company (other than redemptions set forth in Section 6 below or repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property.

          (f) If the Company shall fail to pay dividends as required in subparagraph (a) for six (6) consecutive quarters, a majority of the holders of Series B Convertible Preferred Stock shall have the power to elect one director to the Company's Board of Directors, either by filling an existing vacancy on the Board or by removing a Director of their choice.

     3.     Voting Rights.   So long as the Series B Convertible Preferred Stock
            -------------
is outstanding, each share of Series B Convertible Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock of the Company voting together as a single class with the other shares entitled to vote, at all meetings of the stockholders of the Company. With respect to any such vote, each share of Series B Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of one (1) share of Common Stock of the Company.

     4.     Liquidation  Preference.
            -----------------------

          (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment of provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series B Convertible Preferred Stock then outstanding shall be entitled to receive an amount equal to the Liquidation Preference Amount of the Series B Convertible Preferred Stock plus any accrued and unpaid dividends only after payment is made or assets are distributed to the holders of the Series B Convertible Preferred Stock, but before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. With regard to the Company's Intellectual Property, the holders of Series B Convertible Preferred Stock shall rank subordinate only to the holders of Series A Convertible Preferred Stock and shall rank senior to all other equity interests or indebtedness of the Company now or hereafter outstanding in order to pay each holder of shares of Series B Convertible Preferred Stock his/her/its Liquidation Preference Amount. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series B Convertible Preferred Stock, each holder shall be paid an amount equal to a ratably proportionate amount of the total amount available. The liquidation payment with respect to each outstanding fractional share of Series B Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series B Convertible Preferred Stock, in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by the Company's independent, outside accountant) or a combination thereof, provided, however, that no cash shall be paid to holders of
                     --------  -------
Series B Convertible Preferred unless each holder of the outstanding shares of Series A Convertible Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder of Series A Convertible Preferred Stock is entitled. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series B Convertible Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

          (b) A consolidation of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Series B Convertible Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

          (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 45 days prior to the payment date stated therein, to the holders of record of the Series B Convertible Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

     5.     Limited Conversion Rights.  All Series A Convertible Preferred Stock
            -------------------------
not converted into shares of Common Stock prior to the Confirmation of the Plan cannot be converted into Common Stock until the first year anniversary of the date the Series A Convertible Preferred Stock was issued. On this first anniversary date and every six months thereafter, the holder of the Series A
Convertible Preferred Stock may convert up to twenty-five percent (25%) of his/her/its remaining holdings of Series A Convertible Preferred Stock into Common Stock. Preferred shares are converted based on the liquidation preference amount and the conversion price of the Common Stock shall be equal to 90% of the twenty-day average closing ask price of the Common Stock, but in no case shall this price be less than $3.00 per share.

     6.     Redemption.
            ----------

          (a) Except as provided in this Section 6, the Series B Convertible Preferred Stock is not subject to redemption.

          (b) The Company shall redeem for cash at a price per share equal to (i) 105% of the Series A Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed within one year of the date of issuance; (ii) 104%of the Series A Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed after one year but within two years of the date of issuance; or (iii) 103% of the Series B Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed later than two years from the date of issuance (the "Corresponding Redemption Price").

          (c) The Company may redeem all of the then outstanding shares of Series B Convertible Preferred Stock at the Corresponding Redemption Price at any time as long as proper notice as required by this paragraph is sent. Not less than 10 days nor more than 60 days prior to a redemption date set by the Company, written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series B Preferred Stock to be redeemed at his post office address last shown on the records of the Company. The Redemption Notice shall state:

               (i) The total number of shares of Series B Convertible Preferred Stock being redeemed;

               (ii) The total number of shares of Series B Convertible Preferred Stock held by the holder that the Corporation shall redeem;

              (iii) The redemption date and the Corresponding Redemption Price for the Series B Convertible Preferred Stock; and

              (iv) That the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Series B Convertible Preferred Stock to be redeemed.

If the Redemption Notice shall have been duly given, and if on the redemption date the Corresponding Redemption Price is paid, then notwithstanding that the certificates evidencing any of the shares of Series B Convertible Preferred Stock so called for redemption shall not have been surrendered, the Corresponding Redemption Price with respect to such shares shall cease to increase after the redemption date and all rights with respect to such shares shall forthwith after the redemption date terminate, except only the right of the holders to receive the Redemption Price upon surrender of their certificate or certificates therefor.

          (d) If on a redemption date the Board determines that funds of the Corporation legally available for redemption of the Series B Convertible Preferred Stock shall be insufficient to discharge such redemption requirements in full, such funds as are so available for such purpose shall be set aside and used for the redemption. Such redemption requirements shall be cumulative, so that if such requirements shall not be fully discharged as they accrue because of the insufficiency of funds legally available, all legally available funds shall be applied thereto until such requirements are fully discharged. There shall be a redemption within 10 days after such funds become available.

          (e) In the event of the redemption of only a part of the outstanding shares of Series B Convertible Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares of Series B Convertible Preferred Stock held by each holder of the shares as of 10 days before the redemption date.

     7.     Vote  to  Change  the  Terms  of  or  Issue  Preferred  Stock.  The
            -------------------------------------------------------------
affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than three-fourths ( ) of the then outstanding shares of Series B Convertible Preferred Stock, shall be required for any change to this Amended Certificate of Designation or the Company's Amended Certificate of Incorporation which would amend, alter, change or repeal may of the powers, designations, preferences and rights of the Series B Convertible Preferred Stock.

     8.     Lost or Stolen Certificates. Upon receipt by the Company of evidence
            ---------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series B Convertible Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Series B Convertible
Preferred  Stock  Certificate(s),  the  Company  shall  execute  and deliver new preferred  stock  certificate(s) of the like lienor and date; provided, however,
                                                              --------  -------
the Company shall not be obligated to re-issue Series B Convertible Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series B Convertible Preferred Stock into Common Stock.

     9.     Remedies,  Characterizations,  Other  Obligations,  Breaches  and
            -----------------------------------------------------------------
Injunctive  Relief.  The  remedies  provided  in this Certificate of Designation
       -----------
shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and this computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series B Convertible Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     10.     Specific  Shall  Not  Limit  General;  Construction.  No  specific
             ---------------------------------------------------
provision contained in this Amended Certificate of Designation shall limit or modify any more general provision contained herein. This Amended Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series B Convertible Preferred Stock and shall not be construed against any person as the drafter hereof.

     11.     Failure  or Indulgence Not Waiver.  No failure or delay on the part
             ---------------------------------
of a holder of Series B Preferred Stock in the exercise or any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.


C.     Common  Stock:
       -------------

     1.     Designation and Rank.  The maximum number of shares of Common Stock,
            --------------------
par value $.0001, shall be forty million (40,000,000) shares. The Common Stock shall be fully paid and nonassessable. The Common Stock shall be subordinate to both the Series A Convertible Preferred and Series B Convertible Preferred Stock and to all other classes and series of equity securities of the Company which by their terms rank senior to the Common Stock, in the event of a liquidation, dissolution, or winding up of the Company or with regard to any other rights, privileges or preferences.

     2.     Other  Rights.  Pursuant  to  the  Restated  Certificate  of
            -------------
Incorporation, each share of Common Stock represents the right to one (1) vote. Holders of Common Stock will not have any cumulative voting rights, preemptive rights, conversion rights, redemption rights or sinking fund rights.

     3.     Dividends.  Holders  of  Common  Stock  will  be entitled to receive
            ---------
dividends as may from time to time be declared by the Board of Directors at the Board of Directors' sole discretion. The Company shall be prohibited from declaring and paying dividends on the Common Stock as long as shares of Series A Convertible Preferred and/or Series B Convertible Preferred Stock is outstanding.

This Amended and Restated Certificate of Designation shall be effective as of the date of filing with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 9th day of July, 2002.



/s/Robert  Burkett                            /s/David  Crews
Robert  Burkett,  Director                    David  Crews,  Director






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